UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2020

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WAIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTION

On January 9, 2020 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 8, 2019 (the “Merger Agreement”), by and among Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”), Wolverine Intermediate Holding II Corporation, a Delaware corporation (“Parent”) and Wolverine Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The Merger became effective at the time (the “Effective Time”) of the filing of the certificate of merger with the Secretary of State of the State of Delaware on the Closing Date.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Credit Agreement dated as of December 7, 2012, as amended, by and among the Company, the other borrowers party thereto, Barclays Bank PLC, as administrative agent, and the lenders party thereto (the “Existing Credit Agreement”), was terminated and all outstanding obligations thereunder were repaid in full (excluding the certain obligations and liabilities of the borrowers and the certain reimbursement obligations, in each case, under or in respect of the letter of credit issued by Barclays Bank PLC) and terminated effective as of the Closing Date. All guarantees provided under the Existing Credit Agreement and all security interests and liens granted in favor of the lenders under the Existing Credit Agreement were terminated, released and discharged as of the Closing Date.

In addition, in connection with the consummation of the Merger, the Company’s 2011 Equity Incentive Award Plan and 2014 Incentive Award Plan were terminated as of the Effective Time.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that, at the Effective Time, each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issued and outstanding (other than those shares (i) held by the Company as treasury stock or by Parent, Merger Sub or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub and (ii) held by stockholders who have not voted in favor of the Merger nor consented thereto in writing and have properly demanded appraisal rights) was converted automatically into the right to receive $11.05 in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”). Trading of the Common Stock was suspended prior to the opening of the NYSE on the Closing Date. In addition, the Company requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under 12(g) of the Exchange Act and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K are incorporated herein by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Common Stock to receive the Merger Consideration). The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K are incorporated herein by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares held by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub) was cancelled and converted automatically into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. Parent is an affiliate of Platinum Equity Advisors, LLC, a U.S.-based private equity firm.

The aggregate cash consideration paid by Parent to Company stockholders in the Merger was approximately $1.1 billion. The source of the funds for the consideration paid by Parent in the Merger was the combination of (i) cash on hand, (ii) borrowings under a secured credit facility, (iii) the issuance of secured notes and unsecured notes by a subsidiary of Merger Sub and (iv) the issuance of unsecured notes by an affiliate of Parent.

A copy of the press release issued by the Company on the Closing Date announcing the consummation of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, each member of the board of directors of the Company ceased serving in such capacity. Pursuant to the terms of the Merger Agreement, at the Effective Time, Mary Ann Sigler, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Company immediately following the Effective Time. The officers of the Company immediately prior to the Effective Time continued to serve as officers of the Company immediately following the Effective Time. Pursuant to the Merger Agreement, at the Effective Time, the following persons are no longer serving on the Company’s board of directors: Randy J. Snyder, Dayne A. Baird, Thomas M. Bancroft III, Paul E. Fulchino, Jay L. Haberland, Scott E. Kuechle, Adam J. Palmer, Robert D. Paulson, Jennifer M. Pollino, Todd Renehan and Norton A. Schwartz. These departures were not a result of any disagreement between the Company and any of the directors on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 8, 2019, by and among Wolverine Intermediate Holding II Corporation, Wolverine Merger Corporation and Wesco Aircraft Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company on August 9, 2019)

99.1	Press Release, dated January 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO AIRCRAFT HOLDINGS, INC.

Date:	January 9, 2020	By:	/s/ Kerry A. Shiba
Kerry A. Shiba Executive Vice President and Chief Financial Officer